EXHIBIT 11





                         CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Counsel and Independent Auditors" and to the use of our report dated September 29, 1997, in this Registration Statement (File N-1A Nos. 333-25803 and 811-9189) of Fleming Capital Mutual Fund Group, Inc. (comprised of Fleming Fund and Fleming Fledgling
Fund)





                                                               ERNST & YOUNG LLP

New York, New York
September 29, 1997